UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021 (February 23, 2021)

SIMON PROPERTY GROUP ACQUISITION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40084	85-434563
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 West Washington Street Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fifth of one warrant	SPGS.U	The New York Stock Exchange
Shares of Class A common stock included as part of the units	SPGS	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SPGS WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Simon Property Group Acquisition Holdings, Inc. is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to amend and restate its Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2021 (the “Original Form 8-K”) and its audited balance sheet as of February 23, 2021.

Background of Restatement

On April 12, 2021, the U.S. Securities and Exchange Commission (the “SEC”) issued a statement (the “Statement”) on the accounting and reporting considerations for warrants issued by special purpose acquisition companies (“SPACs”). The Statement referenced the guidance included in U.S. Generally Accepted Accounting Principles that entities must consider in determining whether to classify contracts that may be settled in its own stock, such as warrants, as equity or as an asset or liability.

On May 18, 2021, the management of Simon Property Group Acquisition Holdings, Inc. (the “Company”) and the audit committee of the Company’s board of directors (the “Audit Committee”), in response to the Statement with respect to the balance sheet classification of certain contracts that may be settled in an entity’s stock, such as warrants, and after discussion with its independent registered public accounting firm, Marcum LLP, its valuation firm and its legal advisors, concluded that the Company should restate the Company’s previously issued balance sheet, dated as of February 23, 2021, the date the Company’s initial public offering closed, that was previously reported on a Current Report on Form 8-K filed with the SEC on March 1, 2021 (the “Impacted Filing”) to reflect the impact of this guidance by the SEC and accordingly, should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results for the Impacted Filing should no longer be relied upon.

After considering the Statement, the Company re-evaluated its historical accounting for (i) the 6,900,000 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering and (ii) the 5,933,333 redeemable warrants (together with the Public Warrants, the “Warrants”) that were issued to the Company’s sponsors in a private placement that closed concurrently with the closing of the Company’s initial public offering. At that time, the Warrants were presented within equity.

The exercise of the Warrants may be settled in cash upon the occurrence of a tender offer or exchange that involves 50% or more of the Company’s shareholders. Because not all of the Company’s shareholders need to participate in such tender offer or exchange to trigger the potential cash settlement and the Company does not control the occurrence of such an event, the Company has concluded that the Warrants do not meet the conditions to be classified within equity under the Statement and should be presented as a liability and marked to fair value each reporting period. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, the Warrants should be classified as a derivative liability at fair value with changes in fair value recognized in earnings as they occur. The Company intends to promptly file restated financial statements included in the Impacted Filing on Form 8-K/A. While the Company has not generated any operating revenues to date and will not generate any operating revenues until after completion of its initial business combination, at the earliest, the change in fair value of the Warrants is a non-cash charge and will be reflected in the Company’s statement of operations.

Effects of Restatement

As a result of the factors described above, the Company has included in this Amendment certain restated items on the previously issued balance sheet dated as of February 23, 2021, the date that the IPO closed, that were included in the Original Form 8-K to restate the following non-cash items:

•	understatement of liabilities and overstatement of temporary equity by approximately $20.9 million as of February 23, 2021;

•	understatement of additional paid-in capital and accumulated deficit by approximately $1.4 million as of February 23, 2021;

The restatement of the financial statements had no impact on the Company’s liquidity or cash position.

See Note 2 to the Notes to Financial Statements included in the Financial Statement filed as Exhibit 99.1 to this Amendment for additional information on the restatement and the related financial statement effects.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Restated Audited Financial Statement as of February 23, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2021

SIMON PROPERTY GROUP ACQUISITION HOLDINGS, INC.

By:	/s/ Eli Simon
Name:	Eli Simon
Title:	Chief Executive Officer

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